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                                                                    EXHIBIT 10.8


                       SECOND AMENDMENT TO LOAN AGREEMENT


         This Second Amendment to Loan Agreement ("Second Amendment") is entered into as of the 4th day of August, 1995 by and between Whitehead Media, Inc., a Florida corporation having its principal offices at 12144 Classic Drive, Coral Springs, FL 33071 (the "Borrower"); and Paxson Communications of Ft. Pierce-34, Inc., a Florida corporation having its principal offices at 601 Clearwater Park Road, West Palm Beach, FL 33401 ("Ft. Pierce-34").

                              W I T N E S S E T H:

         WHEREAS, Paxson Communications Corporation, a Delaware corporation formerly known as Paxson Communications Corp. ("PCC"), and Borrower have entered into a Loan Agreement dated as of September 22, 1994, pursuant to which PCC agreed to loan Borrower up to $13,150,000 to finance Borrower's acquisition of Television Station WTVX-TV, Ft. Pierce/West Palm Beach, Florida (the "Station"), and Borrower's subsequent operation of the Station;

         WHEREAS, PCC and Borrower entered into an Amendment to Loan Agreement dated as of October 3, 1994 (as amended, the "Loan Agreement") pursuant to which PCC agreed to increase the loan amount from $13,150,000 to $18,000,000;

         WHEREAS, Borrower was the successful bidder for the Station, the sale of the Station to the Borrower has been approved by the United States Bankruptcy Court, Southern District of Florida, and the Borrower has been approved by the Federal Communications Commission as the licensee of the Station;

         WHEREAS, effective upon Borrower's acquisition of the Station, PCC desires to assign its rights and interests under the Loan Agreement, as amended by this Second Amendment, to Ft. Pierce-34, an indirect, wholly-owned subsidiary of PCC, and Ft. Pierce-34 desires to accept such assignment and assume PCC's obligations under the Loan Agreement, as amended by this Second Amendment; and

         WHEREAS, in anticipation of Borrower's completing its acquisition of the Station, Borrower and Ft. Pierce-34 have agreed to amend the Loan Agreement in accordance with the terms of this Second Amendment;

         WHEREAS, capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of
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which are hereby acknowledged, Ft. Pierce-34 and the Borrower, intending to be legally bound, agree as follows:

         1.      Amendments.  The Loan Agreement is hereby amended as follows:

                 (a) Section 1.02 of the Loan Agreement is hereby amended to provide that the outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated as of August 4, 1995, substantially in the form set forth as Exhibit A hereto (the "Note"), payable to the order of Paxson Communications of Ft. Pierce-34, Inc. ("Ft. Pierce-34") and representing the obligation of the Borrower to pay Ft. Pierce-34 the amount of the Loan, with interest thereon, as prescribed in Section 1.04 of the Loan Agreement. All references to the "Note" in the Loan Agreement, the Security Agreement and Pledge Agreement (as defined in the Loan Agreement), the mortgages or deeds of trust referred to in Section 3.04 of the Loan Agreement and in such other agreements and documents executed and delivered in connection with the Loan Agreement shall be deemed to be references to the Note referred to in this Section 1(a).

                 (b) Section 1.03 of the Loan Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

         The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to one-half percent (1/2%) above the highest interest rate paid by Lender or its affiliates on outstanding debt, public or private, as such rate may be adjusted from time to time. Interest shall be calculated on the basis of a year of three-hundred and sixty (360) days and the actual number of days elapsed during the period for which such interest is payable.
         Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Final Installment (as defined below) pursuant to Section 1.05(b) (the "Final Installment Date"). The first payment of interest to the Lender shall be due one hundred and fifty (150) days after the acquisition of the Station by the Borrower pursuant to Federal Communications Commission ("FCC") authority, at which time all interest accrued from the Final Installment Date shall become due and payable. Thereafter, accrued interest shall be paid monthly on or before the first day of each month until all principal and interest hereunder is paid in full. If any installment of principal or interest is not paid when due, that installment shall bear interest at a rate per annum equal to the lower of the highest rate permitted by law or eighteen percent (18%) from the date due thereof until paid in full.

                 (c) Section 1.04 of the Loan Agreement is hereby deleted in its entirety and the following provision is substituted in its place:
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         In the event that any portion of the Loan is used by the Borrower to fund an escrow deposit or similar payment toward the purchase of the Station (the "Deposit"), and such Deposit is returned to the Borrower, the amount of such Deposit shall be immediately repaid to Lender, together with all interest earned on such Deposit and paid to the Borrower. In the event that a party other than the Borrower acquires the Station, Borrower shall repay to Lender the outstanding principal amount of the Loan (other than any portion of the Loan used to fund the Deposit) no later than one-hundred eighty (180) days after such other party acquires the Station. The principal amount of the Loan plus any accrued and unpaid interest shall be due and payable on the first day of the 84th month following the acquisition of the Station by the Borrower (the "Term Date"). In the event of a termination of the Time Brokerage Agreement dated as of September 22, 1994, between Borrower and Lender, which Time Brokerage Agreement has been assigned, effective as of the date of Borrower's acquisition of the Station, to Lender's Affiliate, Paxson Communications of Ft. Pierce-34, Inc., Borrower shall, in addition to payments of interest required under
         Section 1.03 hereof, repay the outstanding principal balance of the Loan in consecutive, equal monthly installments commencing on the first day of the month following such termination (the "Amortization Commencement Date") and ending on the Term Date, with each such monthly principal installment payment equal to (x) the principal amount of the Loans outstanding hereunder as of the first day of the month following such termination divided by (y) the total number of consecutive months included in the period commencing on the Amortization Commencement Date, through and including the Term Date.

                 (d) Section 1.07 of the Loan Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

         The Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than that for the full amount of the outstanding balance, shall be in the amount of Ten Thousand Dollars ($10,000) or an integral multiple thereof, provided, however, that if any such prepayment is made within three years of the Borrower's acquisition of the Station, Borrower shall reimburse Lender for any prepayment penalty imposed on Lender or its affiliates under their debt agreements or instruments as a result of Borrower's prepayment. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.
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                 (e)      The Loan Agreement is hereby amended by adding the
following Section 1.09:

                 SECTION 1.09 PREFERRED CONTINGENT FACILITY FEE. In consideration for Lender's agreement to make the Loan, Borrower agrees to pay Lender a preferred contingent facility fee (the "Contingent Facility Fee") in an amount equal to twenty-five percent (25%) of the Loan commitment payable to the extent available out of the Net Sale Price received by Borrower or any Affiliate of Borrower in connection with any Sale that is consummated at any time prior to August 4, 2003, whether or not any portion of the Loan is outstanding as of such date. The Contingent Facility Fee shall be due and payable by Borrower to Lender by confirmed wire transfer of immediately available funds on the date of closing of a Sale and prior to the payment by Borrower of any other obligations or distributions. For the purpose of this
         Section 1.09, the following terms shall have the following meanings:

         "Affiliate", as applied to any entity or individual, means any other entity or individual directly or indirectly controlling, controlled by, or under common control with, that entity or individual. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any entity or individual, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity or individual, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

         "Net Sale Price" means (a) the aggregate value of all consideration of whatsoever nature (whether in cash, other property, services or otherwise) directly or indirectly paid or payable to the Borrower and any Affiliate of Borrower (or either of them) in connection with a Sale and whether such amounts are payable as purchase price (whether in cash at closing or on a deferred basis), non-compete payments, payments for the provision of future services or the rental of property or otherwise, or any combination thereof, plus (b) an amount equal to the sum of all accounts receivable of the Station if such accounts receivable are retained by Borrower or any Affiliate of Borrower in connection with a Sale, minus (c) an amount equal to the sum of all reasonable and necessary fees and expenses incurred by the Borrower or any Affiliate of Borrower in connection with the consummation of a Sale, minus (d) an amount equal to all liabilities of the Station (as determined in accordance with generally accepted principles consistently applied) that are retained by Borrower or any Affiliate of Borrower in connection with a Sale,
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         and minus (e) an amount equal to the sum of the principal balance of, and all accrued but unpaid interest on, the Loans as of the date the Contingent Facility Fee is due.

         "Sale" means any (a) sale, exchange, transfer or other disposition to any third party unaffiliated with Borrower or any Affiliate of Borrower of all or substantially all of the Station's assets or of the equity of (i) Borrower or (ii) any Affiliate of Borrower that acquires the Station's assets in accordance with the requirements of this Loan Agreement and any collateral document executed and delivered in connection with this Loan Agreement (a "WTVX Affiliate") or (b) merger, consolidation or similar transaction between a third party unaffiliated with Borrower and Borrower or any WTVX Affiliate, whether or not Borrower or such WTVX Affiliate is the surviving corporation.

                 (f) Section 7.01(g) of the Loan Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

         Either Borrower or the Shareholder shall (i) fail to pay its debts as they mature in the ordinary course of business; or (ii) file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower or the Shareholder and such appointment shall continue undischarged for a period of thirty (30) days; or (v) an involuntary case is commenced against the Borrower or the Shareholder under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (vi) the Borrower or the Shareholder shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower or the Shareholder and shall remain undismissed for a period of thirty (30) days; or
         (viii) the Borrower or the Shareholder shall take any action for the purpose of effectuating the foregoing.

                 (g) Section 7.01(i) of the Loan Agreement is hereby deleted in its entirety and the following provision is substituted in its place:
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                          (i)     There shall be a cancellation, denial or
         revocation of any material broadcast license for the Station, the Borrower shall be finally denied renewal of any such license, or any such license shall be renewed on terms that materially adversely affect the economic or commercial value or usefulness thereof; or

                 (h) Section 7.01 of the Loan Agreement is hereby amended by adding the following subparagraph (j) at the end of such Section:

                          (j) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $500,000, or (ii) in the aggregate at any time an amount in excess of $500,000, and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage, shall be entered or filed against Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder.

                 (i) The address set forth in Section 8.04 for notices and other communications to be sent to Lender shall be deleted and the following address substituted in its place:

         Paxson Communications of Ft. Pierce-34, Inc.
         601 Clearwater Park Road
         West Palm Beach, Florida  33401

                 (j) Section 8.05 of the Loan Agreement is hereby amended by adding the following at the end of such Section:

         In addition, Borrower agrees to pay (i) all the actual and reasonable costs and expenses of Lender in connection with the negotiation, preparation and execution of the Loan Agreement, the Note, the Security Agreement, the Pledge Agreement and all other documents and instruments to be delivered hereunder (collectively, the "Loan Documents") and all the costs of furnishing all opinions by counsel for Borrower, and of Borrower's performance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on its part to be performed or complied with including, without limitation, confirming compliance with environmental and insurance requirements; (ii) the reasonable fees, expenses and disbursements of counsel to Lender (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loan and any consents, amendments, waivers or other modifications
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         hereto or thereto; and (iii) all the actual and reasonable costs and expenses of creating and perfecting liens in favor of Lender pursuant to any Loan Document.

                 (k) Section 8.06 of the Loan Agreement is hereby amended by adding the following at the end of such Section:

                 Lender shall be permitted to assign, without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Loan Agreement (x) to Paxson Communications of Ft. Pierce-34, Inc., a Florida corporation and an indirect, wholly-owned affiliate of Lender ("Ft. Pierce-34"), or one or more other Affiliates (as defined in Section 1.09) of Lender, and, upon any such assignment, each reference herein or in such other document to "Lender" shall be deemed to be and include a reference to Ft. Pierce-34 or such other Affiliate and (y) to creditors of Lender or its Affiliates as security for indebtedness of Lender or such Affiliates.

                 (l) Article VIII of the Loan Agreement is hereby amended by adding the following Sections at the end of such Article:

                 SECTION 8.15 WAIVER. EACH OF LENDER, BORROWER AND SHAREHOLDER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

                 SECTION 8.16 MAXIMUM INTEREST. Lender and Borrower intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("Maximum Rate"), or obligate Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to
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         the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower of, interest at a rate greater than the Maximum Rate. Lender and Borrower further agree that:

                          (i) if any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection 8.16 shall govern, and neither Borrower nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;

                          (ii) if at any time the amount of interest under any of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;

                          (iii) if the maturity of any Loan Document is accelerated for any reason, or in the event of any prepayment by Borrower, or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;

                          (iv) if it should be held that any interest payable or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and

                          (v) the spreading, prorating and amortizing of interest over the term of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.
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         2.      Counterparts.  This Second Amendment may be executed in
counterparts and each such counterpart, taken together, shall be deemed to constitute one and the same instrument.

         3. References to Loan Agreement. Except as amended hereby, all terms and provisions of the Loan Agreement shall remain in full force and effect.

         4. Governing Law. This Second Amendment shall be governed, construed, and enforced in accordance with the laws of the State of Florida (without regard to the choice of law provisions thereof).
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         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the first day above written.

                                         WHITEHEAD MEDIA, INC.



                                         By:____________________________
                                             Name:______________________
                                             Title:_____________________


                                         PAXSON COMMUNICATIONS
                                           OF FT. PIERCE-34, INC.



                                         By: /s/ Lowell W. Paxson
                                             ---------------------------
                                             Name:______________________
                                             Title:_____________________



AGREED AND CONSENTED TO:



________________________
Eddie L. Whitehead